Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2019 relating to the financial statements and schedule, which appears in NeuroMetrix, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moody, Famiglietti, & Andronico, LLP

Moody, Famiglietti, & Andronico, LLP
Tewksbury, MA
January 24, 2019